As filed with the Securities and Exchange Commission on December 30, 1997
	                                           Registration No.33-___________

                   	SECURITIES AND EXCHANGE COMMISSION

                                	FORM S-8

                         	REGISTRATION STATEMENT
	                                 Under
                       	THE SECURITIES ACT OF 1933

                   	NETTER DIGITAL ENTERTAINMENT, INC.
	        (Exact name of registrant as specified in its charter)

       Delaware	                                       	95-3392054
(State or other jurisdiction of                     	(I.R.S. Employer
incorporation or organization)                      	Identification No.)

5125 Lankershim Boulevard
North Hollywood, California      	                           91601
(Address of principal executive offices)                 	(Zip Code)


  	Netter Digital Entertainment, Inc. 1997 Incentive Stock Option Plan

   Netter Digital Entertainment, Inc. 1997 Directors' Stock Option Plan

                   Consultant's Stock Option Agreement
                       	(Full title of the Plans)


         	Douglas Netter, President and Chief Executive Officer
                    Netter Digital Entertainment, Inc.
                        5125 Lankershim Boulevard
                   	North Hollywood, California 91601
                	(Name and address of agent for service)

                            	(818) 753-1990
    	(Telephone number, including area code, of agent for service)

                               	Copy to:

                           	Kenneth A. Luer
	                        Ervin, Cohen & Jessup
	                 9401 Wilshire Boulevard, 9th Floor
                      	Beverly Hills, CA  90212
	                           (310) 273-6333

                  	CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed        Proposed
 	Title of                            maximum         maximum        Amount of
securities to       Amounts to     offering price    aggregate     registration
be	registered     be registered       per unit     offering price       fee
--------------   ---------------  ---------------- -------------- --------------

Common Stock      600,000 shares      $1.875(*)     $1,125,000(*)     $331.88
issuable under
the 1997
Incentive Stock
Option Plan
--------------------------------------------------------------------------------
Common Stock      350,000 shares      $1.875(*)       $656,250(*)     $193.59
issuable under
the 1997 Directors'
Stock Option Plan
--------------------------------------------------------------------------------
Common Stock      150,000 shares      $2.75           $412,500        $121.69
issuable under
the Consultant's
Stock Option
Agreement
================================================================================
(*)	Calculated pursuant to Rule 457(h)(1).


                                 	PART II
	            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     Netter Digital Entertainment, Inc. ("Netter Digital") hereby incorporates by reference into this Registration Statement the following documents:

     (a)	Netter Digital's Annual Report on Form 10-KSB for the year
         ended June 30, 1997;

     (b)	Netter Digital's Quarterly Report on Form 10-QSB for the
         quarter ended September 30, 1997; and

     (c)	The description of the Common Stock of Netter Digital
         contained in its Registration Statement filed pursuant to
         Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such description may be amended from time to time.

     All reports and other documents filed by Netter Digital subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be considered a part hereof from the date of filing of such documents.

Item 6.	Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of
Delaware (the "GCL") permits a corporation to, and the registrant's bylaws require that it, indemnify any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person (other than in an action by or in right of the corporation) in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     As permitted under Section 145 of the GCL, the registrant's bylaws also provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or

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on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     In addition, the indemnification provided by section 145 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The bylaws also provide that the registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer of the registrant, or is serving at the request of the registrant as a director or officer of another corporation, against any liability incurred by such person in any such capacity, or arising out of his status as such, regardless of whether the registrant is empowered to indemnify such person under the provisions of the bylaws. Netter Digital currently maintains such insurance.

     The registrant's Certificate of Incorporation (the "Certificate") provides that the registrant shall indemnify, to the fullest extent permitted by law, each of its officers, directors, employees and agents.

Item 8.	Exhibits

4.1	  Netter Digital Entertainment, Inc. 1997 Incentive Stock Option
      Plan (the "1997 Plan").
4.2	  Form of Incentive Stock Option Agreement used in connection with the 1997 Plan.
4.3	  Form of Nonstatutory Stock Option Agreement used in connection with the 1997 Plan.
4.4	  Netter Digital Entertainment, Inc. 1997 Directors' Stock Option
      Plan (the "Directors' Plan").
4.5	  Form of Stock Option Agreement used in connection with the
      Directors' Plan.
4.6	  Consulting Agreement, dated October 1, 1997, by and between
      Netter Digital Entertainment, Inc. and Geoffrey Talbot.
4.7	  Stock Option Agreement, dated December 10, 1997, by and
      between Netter Digital Entertainment, Inc. and Geoffrey Talbot.
5.1	  Opinion of Ervin, Cohen & Jessup LLP.
23.1	 Consent of Feldman Radin & Co., P.C.
23.2	 Consent of Ervin, Cohen & Jessup LLP (included in Exhibit 5.1)
24.1	 Powers of Attorney (set forth on Pages II-5 and II-6).

Item 9.	Undertakings

A.	The registrant hereby undertakes:

     (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)	To include any prospectus required by section 10(a)(3)
of the Securities Act of 1933;

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          (ii)	To reflect in the prospectus any facts or events arising
after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii)	To include any material information with respect to
the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being regis-tered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                          	SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California, on December 30, 1997.

                                     NETTER DIGITAL ENTERTAINMENT, INC.


                                     By    /s/ Douglas Netter
                                          -----------------------------
                                               Douglas Netter,
                                   			     				Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas Jorgenson and Chad Kalebic, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures		                		  Title                           	Date

 /s/ Douglas Netter		    		Chairman of the Board, President    December 30, 1997
-------------------------    and Chief Executive Officer
     Douglas Netter


 /s/ John Copeland	    		 	Executive Vice President 		         December 30, 1997
-------------------------    and Secretary
     John Copeland


 /s/ Thomas L. Jorgenson			Chief Operating Officer		           December 30, 1997
-------------------------
     Thomas L. Jorgenson

 /s/ Chad Kalebic			   	   Chief Financial Officer and	       	December 30, 1997
-------------------------    Controller (Principal Financial
     Chad Kalebic		          and Accounting Officer)

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 /s/ Kate Netter Forte			  Director                        				December 30, 1997
-------------------------
     Kate Netter Forte


 /s/ Leonard Silverman			  Director		                         	December 30, 1997
-------------------------
     Leonard Silverman


 /s/ Paul Costa				        Director			                        	December 30, 1997
-------------------------
     Paul Costa


 /s/ Lenart Ringquist		  		Director		                        		December 30, 1997
-------------------------
     Lenart Ringquist













                              II-6

                        	EXHIBIT INDEX


Exhibit                                                          Sequentially
Number                  	Description                           	Numbered Page
-------                  -----------                            -------------

4.1       Netter Digital Entertainment, Inc. 1997 Incentive
          Stock Option Plan (the "1997 Plan").

4.2 Form of Incentive Stock Option Agreement used in connection with the 1997 Plan.

4.3 Form of Nonstatutory Stock Option Agreement used in connection with the 1997 Plan.

4.4       Netter Digital Entertainment, Inc. 1997
          Directors' Stock Option Plan (the "Directors'
          Plan").

4.5       Form of Stock Option Agreement used in
          connection with the Directors' Plan.

4.6 Consulting Agreement, dated October 1, 1997, by and between Netter Digital Entertainment, Inc. and Geoffrey Talbot.

4.7 Stock Option Agreement, dated October 1, 1997, by and between Netter Digital Entertainment, Inc. and Geoffrey Talbot.

5.1       Opinion of Ervin, Cohen & Jessup LLP.

23.1      Consent of Feldman Radin & Co., P.C.

23.2 Consent of Ervin, Cohen & Jessup LLP (included in Exhibit 5.1).

24.1      Powers of Attorney (included on pages II-5 and
          II-6 hereof).













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